Exhibit 99.1

NOTICE OF FULL REDEMPTION

SILICON LABORATORIES INC.

0.625% Convertible Senior Notes due 2025

(CUSIP No.: 826919AD4)

REDEMPTION DATE: June 20, 2023

NOTICE IS HEREBY GIVEN that Silicon Laboratories Inc., a Delaware corporation (the “Company”), has elected to redeem, and will redeem, on June 20, 2023 (the “Redemption Date”) all of its outstanding 0.625% Convertible Senior Notes due 2025 (the “Notes”) at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”). Terms used but not otherwise defined herein have the meanings assigned to them in the Indenture (as defined below).

The redemption of the Notes is being effected in accordance with Article 16 of the Indenture, dated as of June 1, 2020 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and paying agent (in such capacity, the “Paying Agent”).

On the Redemption Date, the Redemption Price will become due and payable on Notes called for redemption and, unless the Company defaults in making such redemption payment, interest on the Notes called for redemption will cease to accrue on and after the Redemption Date.

Holders have a right to convert the Notes called for redemption. Such conversion right will expire on June 16, 2023, the close of business on the Scheduled Trading Day immediately preceding the Redemption Date (unless the Company defaults in the payment of the Redemption Price) (the “Conversion Deadline”). In accordance with Section 14.02 (a) of the Indenture, and the First Supplemental Indenture dated January 2, 2022, between the Company and the Trustee, the Company has irrevocably elected to settle any conversions by Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes equal to $1,000, plus a number of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to be determined pursuant to the Indenture, together with additional cash, if applicable, in lieu of delivering any fractional shares of Common Stock.

Notes with respect to which the conversion right is validly exercised in accordance with the terms of the Notes and the Indenture prior to the Conversion Deadline will not be redeemed on the Redemption Date. The Conversion Rate for the Notes in effect on the date of this Notice is 8.1980 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to a Conversion Price of approximately $121.98 per share. Holders converting prior to the Conversion Deadline will also receive an additional 0.4101 shares per $1,000 principal amount of Notes pursuant to Section 14.03 of the Indenture.

The Company and the Trustee shall not be responsible for the use of the CUSIP or ISIN number selected, nor is any representation made as to their correctness in this notice or as printed on any Note or listed in this Notice of Redemption, and the applicable Holder should rely only on the other identification numbers printed on the Notes. The CUSIP or ISIN number is included solely for the convenience of the Holders of the Notes.

To collect the Redemption Price, the Notes must be surrendered to the Paying Agent, at the addresses listed below; provided, that Notes held through the Depositary should be surrendered in accordance with Depositary’s procedures. Any conversions prior to the expiration of a holder’s conversion right must be made by completing, manually signing and delivering an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion; provided, that Notes held through the Depositary should be converted in accordance with Depositary’s procedures. The address of the Paying Agent and Conversion Agent are as follows:

Paying Agent	Conversion Agent
Wilmington Trust, National Association 1100 North Market Street, 5th Floor Wilmington, DE 19890 Attention: Corporate Capital Markets – Workflow Mgmt	Wilmington Trust, National Association 1100 North Market Street, 5th Floor Wilmington, DE 19890 Attention: Corporate Capital Markets – Workflow Mgmt

Inquiries may be addressed to the Legal Department of the Company, at legal@silabs.com.

EACH HOLDER OF NOTES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF REDEMPTION TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

The Paying Agent will withhold, at the applicable rate under the United States backup withholding rules, from any payment that is made upon redemption of a Note unless the holder, when presenting the Notes, delivers a properly completed IRS Form W-9 or W-8BEN, as applicable, or the holder otherwise establishes an exemption from such backup withholding.

SILICON LABORATORIES INC.

Date: March 22, 2023